EXHIBIT 99.1

MGM RESORTS INTERNATIONAL REPORTS FOURTH QUARTER

AND FULL YEAR FINANCIAL RESULTS

Wholly Owned Domestic Resorts Adjusted Property EBITDA Increased 15%

Las Vegas Strip REVPAR Up 12%

Las Vegas, Nevada, February 18, 2016 — MGM Resorts International (NYSE: MGM) today reported financial results for the quarter and year ended December 31, 2015.

“Our strong fourth quarter domestic results culminated a very successful 2015. MGM Resorts continues to excel both in Las Vegas and at our market-leading regional resorts, with our wholly owned domestic Adjusted Property EBITDA up 15% in the quarter and 11% in the year,” said Jim Murren, Chairman & CEO of MGM Resorts International. “We remain focused on driving profitability throughout our existing portfolio. We are ahead of pace with our Profit Growth Plan and are well on our way to reaching our 30% margin target by 2017. This year is a particularly exciting year for MGM Resorts with the completion of the expansion at the Mandalay Bay Convention Center, as well as the grand openings of the T-Mobile Arena and MGM National Harbor. These targeted growth investments, combined with the increased profitability at our existing operations, establish a platform for sustainable, long-term growth.”

Key results for the fourth quarter of 2015 include:

•	Net revenue at the Company’s wholly owned domestic resorts increased 2% compared to the prior year quarter;
•	Rooms revenue at wholly owned domestic resorts increased 10%, with a 12% increase in REVPAR(1) at the Company’s Las Vegas Strip resorts compared to the prior year quarter;
•	The Company’s wholly owned domestic resorts earned Adjusted Property EBITDA(2) of $431 million, a 15% increase compared to the prior year quarter;
•	Wholly owned domestic resorts Adjusted Property EBITDA margin was 27.3%, a 330 basis point increase compared to the prior year quarter;
•	MGM China’s net revenue was $499 million and Adjusted EBITDA was $131 million, a decrease of 31% and 29%, respectively, compared to the prior year quarter;
•	MGM China’s operating loss was $1.4 billion in the current year quarter, which included a $1.5 billion non-cash impairment charge on goodwill from the 2011 MGM China acquisition; and
•	CityCenter earned an all time record Adjusted EBITDA related to resort operations of $106 million, a 36% increase compared to the prior year quarter.

Fourth Quarter Consolidated Results

Loss per share for the fourth quarter of 2015 was $1.38, including the non-cash goodwill impairment charge of $1.5 billion, or $1.33 per share, compared to loss per share of $0.70 in the prior year fourth quarter.

The non-cash impairment charge, which is included in “Property transactions, net,” relates to goodwill recognized in the acquisition of a controlling interest in MGM China Holdings Limited (“MGM China”). The Company recorded a $3.5 billion non-cash gain in 2011 in connection with that acquisition. The current impairment charge, which represents approximately 42% of the amount of the previously recognized gain, resulted from the Company’s annual review of its goodwill carrying values and was incurred as a result of reduced cash flow forecasts for MGM China’s resorts based on current market conditions and lower valuation multiples for gaming assets in the Macau market.

The following table lists certain other items that affect the comparability of the current and prior year quarterly results (approximate EPS impact shown, net of tax, per share; negative amounts represent charges to income):

Three months ended December 31,	2015	2014
Preopening and start-up expenses	$(0.02)	$(0.02)
Property transactions, net:
MGM China goodwill impairment	(1.33)	—
Gain on sale of Circus Circus Reno and Silver Legacy	0.03	—
Grand Victoria investment impairment	(0.02)	—
Other property transactions, net	(0.03)	—
Income (loss) from unconsolidated affiliates:
Harmon-related property transactions, net	—	(0.02)

Wholly Owned Domestic Resorts

Casino revenue related to wholly owned domestic resorts decreased 5% compared to the prior year quarter due to a decrease in table games volume and table games hold percentage, as well as a decrease in slots revenue. Table games hold percentage in the fourth quarter of 2015 was 20.0% compared to 21.8% in the prior year quarter. Slots revenue decreased 3% compared to the prior year quarter, as the prior year quarter was positively affected by a reduction in the Company’s accrual for slot points based on a change in estimated point redemption.

Rooms revenue increased 10% with Las Vegas Strip REVPAR up 12%. The following table shows key hotel statistics for the Company’s Las Vegas Strip resorts:

Three months ended December 31,	2015	2014
Occupancy %	89%	88%
Average Daily Rate (ADR)	$152	$138
Revenue per Available Room (REVPAR)	$136	$121

Food and beverage revenue related to wholly owned domestic resorts increased 2% as a result of increased convention and banquet business. Wholly owned domestic resorts Adjusted Property EBITDA was $431 million in the fourth quarter of 2015, a 15% increase compared to the prior year quarter, and was positively affected by approximately $35 million of incremental Adjusted Property EBITDA as a result of the Company’s Profit Growth Plan initiatives. Operating income for the Company’s wholly owned domestic resorts increased 20% for the fourth quarter of 2015 compared to the prior year quarter and operating margin increased 300 basis points to 19.5%.

Corporate Expense

Corporate expense increased $21 million compared to the prior year quarter. The current year quarter included $13 million of costs incurred to implement initiatives in relation to the Profit Growth Plan and $9 million of costs incurred relating to the proposed REIT transaction.

MGM China

On February 18, 2016, as part of its regular dividend policy, MGM China’s Board of Directors announced it will recommend a final dividend for 2015 of $46 million to MGM China shareholders subject to approval at the MGM China 2016 annual shareholders meeting to be held in May, bringing the total 2015 dividend to $122 million including the interim dividend paid in August. If approved, MGM Resorts International will receive $23 million, its 51% share of this dividend.

The Company has made the strategic decision to move the opening of its MGM Cotai development from the fourth quarter of 2016 to the end of the first quarter of 2017 based on current market conditions and the timing of other resort openings in the area. There is no change to the current budget of $3.0 billion, which excludes development fees, capitalized interest and land related costs.

Key fourth quarter results for MGM China include the following:

•	MGM China earned net revenue of $499 million, a 31% decrease compared to the prior year quarter;
•	Main floor table games revenue decreased 14% compared to the prior year quarter;
•

VIP table games revenue decreased 49% due to a decrease in VIP table games turnover of 57% compared to the prior year quarter, while hold percentage increased to 3.0% in the current year quarter compared to 2.6% in the prior year quarter;

•

MGM China’s Adjusted EBITDA was $131 million, a 29% decrease compared to the prior year quarter, including $9 million of license fee expense in the current year quarter and no expense related to license fees in the prior year quarter;

•	MGM China’s Adjusted EBITDA margin increased by 45 basis points compared to the prior year quarter to 26.3% as a result of an increase in main floor table games mix; and
•

MGM China’s operating loss was $1.4 billion in the current year quarter, which included a $1.5 billion non-cash impairment charge on goodwill from the 2011 MGM China acquisition, compared to operating income of $109 million in the prior year quarter.

Income (Loss) from Unconsolidated Affiliates

The following table summarizes information related to the Company’s share of income (loss) from unconsolidated affiliates:

Three months ended December 31,	2015	2014
	(In thousands)
CityCenter	$19,331	$(18,114)
Borgata	16,230	11,304
Other	4,691	4,683

	$40,252	$(2,127)

Results for CityCenter Holdings, LLC (“CityCenter”) for the fourth quarter of 2015 include the following (see schedules accompanying this release for further detail on CityCenter’s fourth quarter results):

•	Net revenue from resort operations increased by 12% to $323 million compared to $289 million in the prior year quarter;
•	Adjusted EBITDA from resort operations was an all time record of $106 million, an increase of 36% compared to the prior year quarter;
•	Adjusted EBITDA at Aria increased by 43% year over year to $85 million, driven by increases in casino revenue and rooms revenue;
•	Aria’s table games volume increased 12% and table games hold percentage was 26.8% compared to 21.5% in the prior year quarter;
•	Aria’s REVPAR was $212, a 7% increase compared to the prior year quarter;
•	Vdara reported a 23% increase in Adjusted EBITDA compared to the prior year quarter, led by a 13% increase in REVPAR; and
•	Crystals reported Adjusted EBITDA of $11 million, an increase of 2% from the prior year quarter.

CityCenter reported operating income of $18 million for the fourth quarter of 2015 compared to an operating loss of $58 million in the prior year quarter. Operating income in the current year quarter was negatively impacted by $20 million of accelerated depreciation associated with the scheduled April 2016 closure of the Zarkana theatre. The operating loss in the prior year quarter was negatively impacted by a $39 million property transaction charge, primarily related to a settlement with an insurer participating in CityCenter’s Owner Controlled Insurance Program.

The Company’s income from unconsolidated affiliates related to Borgata for the fourth quarter of 2015 increased 44% compared to the prior year quarter due to increases in casino revenue.

Full Year 2015 Results

Consolidated net revenue for 2015 was $9.2 billion, a 9% decrease over 2014, and Adjusted Property EBITDA increased 2% compared to the prior year to $2.5 billion. Net revenue from wholly owned domestic resorts was $6.5 billion, a 2% increase compared to the prior year. Adjusted Property EBITDA from wholly owned domestic resorts increased 11% to $1.7 billion for 2015.

MGM China net revenue was $2.2 billion for 2015, a 33% decrease from 2014, and Adjusted EBITDA was $540 million compared to $850 million in the prior year. CityCenter reported a record $1.2 billion net revenue from resort operations, a 3% increase compared to the prior year, and Adjusted EBITDA related to resort operations was a record $348 million compared to $317 million in the prior year.

Loss per share attributable to the Company for 2015 was $0.82 compared to loss per share of $0.31 in 2014. The following table lists items that affect the comparability of the current year and prior year annual results (approximate EPS impact shown, net of tax, per share; negative amounts represent charges to income):

Year ended December 31,	2015	2014
Preopening and start-up expenses	$(0.08)	$(0.05)
Property transactions, net:
MGM China goodwill impairment	(1.38)	—
Gain on sale of Circus Circus Reno and Silver Legacy	0.03	—
Grand Victoria investment impairment	(0.02)	(0.04)
Other property transactions, net	(0.05)	(0.01)
Income (loss) from unconsolidated affiliates:
Harmon-related property transactions, net	0.10	(0.02)

MGM Growth Properties

As previously announced by the Company on October 29, 2015, MGM Growth Properties LLC (“MGP”), a newly formed subsidiary of the Company that intends to elect and qualify to be taxed as a real estate investment trust, confidentially submitted a draft registration statement on Form S-11 to the United States Securities and Exchange Commission (“SEC”) relating to its proposed initial public offering of Class A common shares. Since that initial confidential submission, MGP has received and responded to comments from the SEC and believes that it has substantially completed the review process with the SEC, although the SEC will continue to review MGP’s filings and may issue additional comments in the future.

In addition, the Company and MGP have filed the necessary applications with relevant gaming regulatory authorities for those approvals required for the announced REIT transaction and the MGP initial public offering and are continuing to engage with these regulators to obtain all required approvals in a timely manner.

“MGM Resorts and MGP are working diligently with our advisors and the regulators, and have made great strides thus far as evidenced by the progress we have made with the SEC, as well as the announcement of MGP’s management team and Board,” said Mr. Murren. “We are excited about the potential of this transaction and continue to actively work toward completing all the necessary steps in preparation for the planned IPO of MGM Growth Properties.”

Financial Position

“Over the past year, MGM Resorts further strengthened its financial position as a result of a few key events: the conversion of our $1.45 billion convertible notes; the repayment of the $875 million senior notes; and MGM Resort’s $200 million share of the first ever $400 million special distribution from CityCenter,” said Dan D’Arrigo, Executive Vice President, CFO and Treasurer of MGM Resorts International. “Our commitment to decrease leverage and strengthen our balance sheet remains a top priority, and we believe the creation of MGP will allow MGM Resorts to further execute on this goal.”

The Company’s cash balance at December 31, 2015 was $1.7 billion, which included $699 million at MGM China. At December 31, 2015, the Company had $2.7 billion of borrowings outstanding under its $3.9 billion senior secured credit facility and $1.6 billion outstanding under the $3 billion MGM China credit facility. In January 2016, MGM National Harbor entered into a $525 million credit agreement comprised of a $425 million term loan A facility and a $100 million revolving facility. In February 2016, MGM China amended its credit facility to increase its maximum permitted leverage ratio, in addition to other adjustments, to allow for more flexibility under its covenants.

Conference Call Details

MGM Resorts International will host a conference call at 11:00 a.m. Eastern Time today which will include a brief discussion of these results followed by a question and answer period. The call will be accessible via the Internet through www.mgmresorts.com under the Investors section or by calling 1-888-317-6003 for domestic callers and 1-412-317-6061 for international callers. The conference call access code is 6379822. A replay of the call will be available through Thursday, February 25, 2016. The replay may be accessed by dialing 1-877-344-7529 or 1-412-317-0088. The replay access code is 10080352. The call will be archived at www.mgmresorts.com.

1             REVPAR is hotel revenue per available room.

2             “Adjusted EBITDA” is earnings before interest and other non-operating income (expense), taxes, depreciation and amortization, preopening and start-up expenses and property transactions, net. “Adjusted Property EBITDA” is Adjusted EBITDA before corporate expense and stock compensation expense related to the MGM Resorts stock option plan, which is not allocated to each property. MGM China recognizes stock compensation expense related to its stock compensation plan which is included in the calculation of Adjusted EBITDA for MGM China. Adjusted EBITDA information is presented solely as a supplemental disclosure to reported GAAP measures because management believes these measures are 1) widely used measures of operating performance in the gaming industry, and 2) a principal basis for valuation of gaming companies.

Management believes that while items excluded from Adjusted EBITDA and Adjusted Property EBITDA may be recurring in nature and should not be disregarded in evaluation of the Company’s earnings performance, it is useful to exclude such items when analyzing current results and trends compared to other periods because these items can vary significantly depending on specific underlying transactions or events that may not be comparable between the periods being presented. Also, management believes excluded items may not relate specifically to current operating trends or be indicative of future results. For example, preopening and start-up expenses will be significantly different in periods when the Company is developing and constructing a major expansion project and will depend on where the current period lies within the development cycle, as well as the size and scope of the project(s). Property transactions, net includes normal recurring disposals, gains and losses on sales of assets related to specific assets within the Company’s resorts, but also includes gains or losses on sales of an entire operating resort or a group of resorts and impairment charges on entire asset groups or investments in unconsolidated affiliates, which may not be comparable period over period.

In addition, capital allocation, tax planning, financing and stock compensation awards are all managed at the corporate level. Therefore, management uses Adjusted Property EBITDA as the primary measure of the Company’s operating resorts’ performance.

Reconciliations of GAAP net income (loss) to Adjusted EBITDA and GAAP operating income (loss) to Adjusted Property EBITDA are included in the financial schedules in this release.

*    *    *

About MGM Resorts International

MGM Resorts International (NYSE: MGM) is one of the world’s leading global hospitality companies, operating a portfolio of destination resort brands including Bellagio, MGM Grand, Mandalay Bay and The Mirage. The Company is in the process of developing MGM National Harbor in Maryland and MGM Springfield in Massachusetts. The Company also owns 51 percent of MGM China Holdings Limited, which owns the MGM Macau resort and casino and is developing a gaming resort in Cotai, and 50 percent of CityCenter in Las Vegas, which features ARIA Resort & Casino. For more information about MGM Resorts International, visit the Company’s website at www.mgmresorts.com.

Statements in this release that are not historical facts are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 and involve risks and/or uncertainties, including those described in the Company’s public filings with the Securities and Exchange Commission. The Company has based forward-looking statements on management’s current expectations and assumptions and not on historical facts. Examples of these statements include, but are not limited to, the Company’s ability to generate future cash flow growth and to execute on future development and other projects, such as the Profit Growth Plan, the expected results of the Profit Growth Plan, amounts the Company expects to receive as a result of the MGM China dividends, the completion of the initial public offering of MGM Growth Properties and, if completed, the value realized by the Company from such transaction. These forward-looking statements involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated in such forward-looking statements include effects of economic conditions and market conditions in the markets in which the Company operates and competition with other destination travel locations throughout the United States and the world, the design, timing and costs of expansion projects, risks relating to international operations, permits, licenses, financings, approvals and other contingencies in connection with growth in new or existing jurisdictions and additional risks and uncertainties described in the Company’s Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports). In providing forward-looking statements, the Company is not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise, except as required by law. If the Company updates one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those other forward-looking statements.

MGM RESORTS CONTACTS:
Investment Community	News Media
CATHERINE PARK	CLARK DUMONT
Executive Director of Investor Relations	Senior Vice President of Corporate Communications
(702) 693-8711	(702) 692-6888 or cdumont@mgmresorts.com

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Revenues:
Casino	$1,146,765	$1,399,640	$4,842,836	$5,878,775
Rooms	460,778	419,470	1,876,733	1,768,012
Food and beverage	370,880	366,352	1,575,496	1,558,937
Entertainment	137,293	141,289	539,318	560,116
Retail	47,897	45,204	201,688	191,351
Other	115,980	116,018	506,934	507,639
Reimbursed costs	95,936	94,397	398,836	383,434

	2,375,529	2,582,370	9,941,841	10,848,264
Less: Promotional allowances	(183,656)	(196,824)	(751,773)	(766,280)

	2,191,873	2,385,546	9,190,068	10,081,984

Expenses:
Casino	661,948	852,053	2,882,752	3,643,881
Rooms	139,910	128,349	564,094	548,993
Food and beverage	216,357	213,427	917,993	908,916
Entertainment	101,410	108,660	410,284	422,115
Retail	23,643	23,741	102,904	99,455
Other	80,355	85,926	348,513	361,904
Reimbursed costs	95,936	94,397	398,836	383,434
General and administrative	306,728	324,532	1,309,104	1,318,749
Corporate expense	90,574	69,458	274,551	238,811
Preopening and start-up expenses	21,057	13,629	71,327	39,257
Property transactions, net	1,491,277	480	1,503,942	41,002
Depreciation and amortization	200,164	202,654	819,883	815,765

	3,429,359	2,117,306	9,604,183	8,822,282

Income (loss) from unconsolidated affiliates	40,252	(2,127)	257,883	63,836

Operating income (loss)	(1,197,234)	266,113	(156,232)	1,323,538

Non-operating income (expense):
Interest expense, net of amounts capitalized	(186,291)	(200,903)	(797,579)	(817,061)
Non-operating items from unconsolidated affiliates	(16,717)	(18,773)	(76,462)	(87,794)
Other, net	(3,279)	(5,800)	(15,970)	(7,797)

	(206,287)	(225,476)	(890,011)	(912,652)

Income (loss) before income taxes	(1,403,521)	40,637	(1,046,243)	410,886
Benefit (provision) for income taxes	(69,976)	(328,109)	6,594	(283,708)

Net income (loss)	(1,473,497)	(287,472)	(1,039,649)	127,178
Less: Net (income) loss attributable to noncontrolling interests	692,043	(54,791)	591,929	(277,051)

Net income (loss) attributable to MGM Resorts International	$(781,454)	$(342,263)	$(447,720)	$(149,873)

Per share of common stock:
Basic:
Net income (loss) attributable to MGM Resorts International	$(1.38)	$(0.70)	$(0.82)	$(0.31)

Weighted average shares outstanding	564,398	491,308	542,873	490,875

Diluted:
Net income (loss) attributable to MGM Resorts International	$(1.38)	$(0.70)	$(0.82)	$(0.31)

Weighted average shares outstanding	564,398	491,308	542,873	490,875

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	December 31, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$1,670,312	$1,713,715
Cash deposits - original maturities longer than 90 days	—	570,000
Accounts receivable, net	480,559	473,345
Inventories	104,200	104,011
Income tax receivable	15,993	14,675
Prepaid expenses and other	137,685	151,414

Total current assets	2,408,749	3,027,160

Property and equipment, net	15,371,795	14,441,542

Other assets:
Investments in and advances to unconsolidated affiliates	1,491,497	1,559,034
Goodwill	1,430,767	2,897,110
Other intangible assets, net	4,164,781	4,364,856
Other long-term assets, net	347,589	304,212

Total other assets	7,434,634	9,125,212

	$25,215,178	$26,593,914

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$182,031	$164,252
Construction payable	250,120	170,439
Current portion of long-term debt	328,442	1,245,320
Deferred income taxes, net	—	62,142
Accrued interest on long-term debt	165,914	191,155
Other accrued liabilities	1,311,444	1,574,617

Total current liabilities	2,237,951	3,407,925

Deferred income taxes, net	2,680,576	2,621,860
Long-term debt	12,368,311	12,805,285
Other long-term obligations	157,663	130,570
Redeemable noncontrolling interest	6,250	—
Stockholders’ equity:
Common stock, $.01 par value: authorized 1,000,000,000 shares,
issued and outstanding 564,838,893 and 491,292,117 shares	5,648	4,913
Capital in excess of par value	5,655,886	4,180,922
Accumulated deficit	(555,629)	(107,909)
Accumulated other comprehensive income	14,022	12,991

Total MGM Resorts International stockholders’ equity	5,119,927	4,090,917
Noncontrolling interests	2,644,500	3,537,357

Total stockholders’ equity	7,764,427	7,628,274

	$25,215,178	$26,593,914

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

SUPPLEMENTAL DATA - NET REVENUES

(In thousands)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Bellagio	$311,893	$294,110	$1,236,248	$1,248,203
MGM Grand Las Vegas	283,086	292,031	1,138,469	1,098,642
Mandalay Bay	205,134	204,280	906,243	874,126
The Mirage	128,095	141,582	568,607	572,699
Luxor	94,351	86,886	372,426	354,041
New York-New York	78,514	71,507	308,319	286,998
Excalibur	71,571	62,550	289,324	269,486
Monte Carlo	69,954	67,704	290,240	277,845
Circus Circus Las Vegas	55,347	49,254	232,844	209,662
MGM Grand Detroit	144,266	133,235	547,399	530,436
Beau Rivage	87,870	85,115	367,587	344,178
Gold Strike Tunica	38,990	38,118	160,863	157,733
Other resort operations	8,727	28,072	78,792	118,035

Wholly owned domestic resorts	1,577,798	1,554,444	6,497,361	6,342,084

MGM China	498,784	718,688	2,214,767	3,282,329
Management and other operations	115,291	112,414	477,940	457,571

	$2,191,873	$2,385,546	$9,190,068	$10,081,984

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

SUPPLEMENTAL DATA - ADJUSTED PROPERTY EBITDA

(In thousands)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Bellagio	$106,588	$84,514	$395,385	$393,702
MGM Grand Las Vegas	80,228	84,403	280,266	254,854
Mandalay Bay	38,729	36,827	203,474	175,626
The Mirage	16,674	27,981	112,475	110,154
Luxor	24,847	13,221	87,169	70,084
New York-New York	29,417	24,479	106,457	95,105
Excalibur	22,649	14,933	82,247	68,219
Monte Carlo	22,224	17,736	85,962	71,780
Circus Circus Las Vegas	11,677	5,000	43,245	23,615
MGM Grand Detroit	45,256	37,196	154,979	144,798
Beau Rivage	22,059	17,078	88,843	70,261
Gold Strike Tunica	11,879	10,066	46,023	40,332
Other resort operations	(1,492)	(349)	3,441	(223)

Wholly owned domestic resorts	430,735	373,085	1,689,966	1,518,307

MGM China	130,983	185,462	539,881	850,471
Unconsolidated resorts(1)	40,252	(2,127)	257,883	63,836
Management and other operations	7,616	(1,154)	37,419	35,984

	$609,586	$555,266	$2,525,149	$2,468,598

(1)	Represents the Company’s share of operating income (loss), adjusted for the effect of certain basis differences.

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED PROPERTY EBITDA AND ADJUSTED EBITDA

(In thousands)

(Unaudited)

Three Months Ended December 31, 2015

	Operating income (loss)	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Bellagio	$83,761	$—	$748	$22,079	$106,588
MGM Grand Las Vegas	62,391	—	11	17,826	80,228
Mandalay Bay	16,078	—	937	21,714	38,729
The Mirage	6,099	65	427	10,083	16,674
Luxor	15,376	—	6	9,465	24,847
New York-New York	20,686	—	3,789	4,942	29,417
Excalibur	19,031	—	(17)	3,635	22,649
Monte Carlo	14,305	(2)	1,620	6,301	22,224
Circus Circus Las Vegas	7,723	(1)	12	3,943	11,677
MGM Grand Detroit	39,217	—	(36)	6,075	45,256
Beau Rivage	15,396	—	(12)	6,675	22,059
Gold Strike Tunica	9,082	—	207	2,590	11,879
Other resort operations	(1,492)	—	—	—	(1,492)

Wholly owned domestic resorts	307,653	62	7,692	115,328	430,735

MGM China	(1,405,182)	3,531	1,471,160	61,474	130,983
Unconsolidated resorts	39,190	1,062	—	—	40,252
Management and other operations	5,291	337	1	1,987	7,616

	(1,053,048)	4,992	1,478,853	178,789	609,586

Stock compensation	(9,845)	—	—	—	(9,845)
Corporate	(134,341)	16,065	12,424	21,375	(84,477)

	$(1,197,234)	$21,057	$1,491,277	$200,164	$515,264

Three Months Ended December 31, 2014
	Operating income (loss)	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA

Bellagio	$62,677	$—	$43	$21,794	$84,514
MGM Grand Las Vegas	65,700	—	(910)	19,613	84,403
Mandalay Bay	17,036	—	462	19,329	36,827
The Mirage	15,488	14	228	12,251	27,981
Luxor	3,242	—	382	9,597	13,221
New York-New York	18,864	630	1	4,984	24,479
Excalibur	11,027	—	141	3,765	14,933
Monte Carlo	12,186	21	114	5,415	17,736
Circus Circus Las Vegas	1,157	7	—	3,836	5,000
MGM Grand Detroit	31,133	—	239	5,824	37,196
Beau Rivage	10,461	—	49	6,568	17,078
Gold Strike Tunica	6,982	—	127	2,957	10,066
Other resort operations	644	—	(1,124)	131	(349)

Wholly owned domestic resorts	256,597	672	(248)	116,064	373,085

MGM China	109,019	2,299	1,497	72,647	185,462
Unconsolidated resorts	(2,907)	780	—	—	(2,127)
Management and other operations	(4,001)	359	414	2,074	(1,154)

	358,708	4,110	1,663	190,785	555,266

Stock compensation	(8,005)	—	—	—	(8,005)
Corporate	(84,590)	9,519	(1,183)	11,869	(64,385)

	$266,113	$13,629	$480	$202,654	$482,876

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED PROPERTY EBITDA AND ADJUSTED EBITDA

(In thousands)

(Unaudited)

Twelve Months Ended December 31, 2015

	Operating income (loss)	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Bellagio	$303,858	$—	$1,085	$90,442	$395,385
MGM Grand Las Vegas	206,896	—	110	73,260	280,266
Mandalay Bay	120,142	—	3,599	79,733	203,474
The Mirage	66,069	115	1,729	44,562	112,475
Luxor	49,369	(2)	94	37,708	87,169
New York-New York	81,618	(74)	4,931	19,982	106,457
Excalibur	67,545	—	111	14,591	82,247
Monte Carlo	55,594	—	3,219	27,149	85,962
Circus Circus Las Vegas	27,305	280	21	15,639	43,245
MGM Grand Detroit	131,016	—	(36)	23,999	154,979
Beau Rivage	62,613	—	(5)	26,235	88,843
Gold Strike Tunica	34,362	—	221	11,440	46,023
Other resort operations	2,975	—	—	466	3,441

Wholly owned domestic resorts	1,209,362	319	15,079	465,206	1,689,966

MGM China	(1,212,377)	13,863	1,472,128	266,267	539,881
Unconsolidated resorts	254,408	3,475	—	—	257,883
Management and other operations	27,395	1,179	1,080	7,765	37,419

	278,788	18,836	1,488,287	739,238	2,525,149

Stock compensation	(32,125)	—	—	—	(32,125)
Corporate	(402,895)	52,491	15,655	80,645	(254,104)

	$(156,232)	$71,327	$1,503,942	$819,883	$2,238,920

Twelve Months Ended December 31, 2014
	Operating income (loss)	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA

Bellagio	$304,144	$—	$900	$88,658	$393,702
MGM Grand Las Vegas	174,297	197	(667)	81,027	254,854
Mandalay Bay	95,449	1,133	2,307	76,737	175,626
The Mirage	57,338	452	2,464	49,900	110,154
Luxor	31,801	2	432	37,849	70,084
New York-New York	75,360	732	427	18,586	95,105
Excalibur	52,915	—	500	14,804	68,219
Monte Carlo	48,937	1,507	290	21,046	71,780
Circus Circus Las Vegas	8,135	85	61	15,334	23,615
MGM Grand Detroit	118,755	—	2,728	23,315	144,798
Beau Rivage	43,152	—	1,000	26,109	70,261
Gold Strike Tunica	27,460	—	392	12,480	40,332
Other resort operations	(2,318)	—	336	1,759	(223)

Wholly owned domestic resorts	1,035,425	4,108	11,170	467,604	1,518,307

MGM China	547,977	9,091	1,493	291,910	850,471
Unconsolidated resorts	62,919	917	—	—	63,836
Management and other operations	26,152	359	415	9,058	35,984

	1,672,473	14,475	13,078	768,572	2,468,598

Stock compensation	(28,372)	—	—	—	(28,372)
Corporate	(320,563)	24,782	27,924	47,193	(220,664)

	$1,323,538	$39,257	$41,002	$815,765	$2,219,562

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

RECONCILIATION OF ADJUSTED EBITDA TO NET INCOME (LOSS) ATTRIBUTABLE TO MGM RESORTS INTERNATIONAL

(In thousands)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Adjusted EBITDA	$515,264	$482,876	$2,238,920	$2,219,562
Preopening and start-up expenses	(21,057)	(13,629)	(71,327)	(39,257)
Property transactions, net	(1,491,277)	(480)	(1,503,942)	(41,002)
Depreciation and amortization	(200,164)	(202,654)	(819,883)	(815,765)

Operating income (loss)	(1,197,234)	266,113	(156,232)	1,323,538

Non-operating income (expense):
Interest expense, net of amounts capitalized	(186,291)	(200,903)	(797,579)	(817,061)
Other, net	(19,996)	(24,573)	(92,432)	(95,591)

	(206,287)	(225,476)	(890,011)	(912,652)

Income (loss) before income taxes	(1,403,521)	40,637	(1,046,243)	410,886
Benefit (provision) for income taxes	(69,976)	(328,109)	6,594	(283,708)

Net income (loss)	(1,473,497)	(287,472)	(1,039,649)	127,178
Less: Net (income) loss attributable to noncontrolling interests	692,043	(54,791)	591,929	(277,051)

Net income (loss) attributable to MGM Resorts International	$(781,454)	$(342,263)	$(447,720)	$(149,873)

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

SUPPLEMENTAL DATA - HOTEL STATISTICS - LAS VEGAS STRIP

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Bellagio
Occupancy %	91.1%	87.6%	93.2%	92.9%
Average daily rate (ADR)	$270	$258	$262	$254
Revenue per available room (REVPAR)	$246	$226	$244	$236

MGM Grand Las Vegas
Occupancy %	89.2%	93.0%	94.1%	96.0%
ADR	$170	$149	$165	$150
REVPAR	$152	$138	$156	$144

Mandalay Bay
Occupancy %	84.9%	86.8%	90.6%	92.0%
ADR	$201	$181	$203	$191
REVPAR	$171	$157	$184	$176

The Mirage
Occupancy %	93.3%	91.3%	94.2%	94.8%
ADR	$169	$157	$166	$159
REVPAR	$158	$143	$157	$151

Luxor
Occupancy %	91.4%	87.2%	94.2%	93.1%
ADR	$108	$96	$105	$96
REVPAR	$99	$84	$99	$89

New York-New York
Occupancy %	94.8%	95.5%	97.6%	97.8%
ADR	$133	$119	$129	$120
REVPAR	$126	$113	$126	$118

Excalibur
Occupancy %	90.0%	84.7%	93.2%	92.0%
ADR	$92	$80	$88	$79
REVPAR	$83	$68	$82	$73

Monte Carlo
Occupancy %	93.5%	93.6%	96.4%	96.8%
ADR	$122	$108	$119	$110
REVPAR	$114	$101	$115	$107

Circus Circus Las Vegas
Occupancy %	80.2%	77.1%	83.8%	80.4%
ADR	$75	$61	$71	$60
REVPAR	$60	$47	$59	$49

CITYCENTER HOLDINGS, LLC

SUPPLEMENTAL DATA - NET REVENUES

(In thousands)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Aria	$262,262	$232,622	$985,483	$955,563
Vdara	27,515	25,195	111,006	103,856
Crystals	17,019	16,392	69,071	66,475
Mandarin Oriental	15,806	14,585	61,541	60,515

Resort operations	322,602	288,794	1,227,101	1,186,409
Residential operations	3,369	6,906	33,358	62,985

	$325,971	$295,700	$1,260,459	$1,249,394

CITYCENTER HOLDINGS, LLC

RECONCILIATION OF ADJUSTED EBITDA TO NET INCOME (LOSS)

(In thousands)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Adjusted EBITDA	$105,698	$68,008	$351,871	$298,365
Property transactions, net	(4,274)	(39,321)	154,733	(61,914)
Depreciation and amortization	(83,413)	(87,098)	(272,330)	(350,926)

Operating income	18,011	(58,411)	234,274	(114,475)

Non-operating income (expense):
Interest expense	(18,179)	(17,993)	(72,791)	(82,260)
Other, net	164	(1,071)	350	(11,831)

	(18,015)	(19,064)	(72,441)	(94,091)

Net income (loss)	$(4)	$(77,475)	$161,833	$(208,566)

CITYCENTER HOLDINGS, LLC

RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED EBITDA

(In thousands)

(Unaudited)

Three Months Ended December 31, 2015

	Operating income (loss)	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Aria	$14,312	$—	$4,271	$66,704	$85,287
Vdara	426	—	3	6,974	7,403
Crystals	4,132	—	—	6,646	10,778
Mandarin Oriental	(914)	—	—	3,085	2,171

Resort operations	17,956	—	4,274	83,409	105,639
Residential operations	1,065	—	—	4	1,069
Development and administration	(1,010)	—	—	—	(1,010)

	$18,011	$—	$4,274	$83,413	$105,698

Three Months Ended December 31, 2014
	Operating income (loss)	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Aria	$(11,217)	$—	$4,255	$66,538	$59,576
Vdara	(3,558)	—	7	9,554	6,003
Crystals	3,999	—	(11)	6,568	10,556
Mandarin Oriental	(2,642)	—	—	4,182	1,540

Resort operations	(13,418)	—	4,251	86,842	77,675
Residential operations	583	—	—	41	624
Development and administration	(45,576)	—	35,070	215	(10,291)

	$(58,411)	$—	$39,321	$87,098	$68,008

CITYCENTER HOLDINGS, LLC

RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED EBITDA

(In thousands)

(Unaudited)

Twelve Months Ended December 31, 2015

	Operating income (loss)	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Aria	$59,210	$—	$5,189	$203,207	$267,606
Vdara	(726)	—	3	30,389	29,666
Crystals	18,310	—	55	26,632	44,997
Mandarin Oriental	(6,569)	—	—	12,254	5,685

Resort operations	70,225	—	5,247	272,482	347,954
Residential operations	7,814	—	—	63	7,877
Development and administration	156,235	—	(159,980)	(215)	(3,960)

	$234,274	$—	$(154,733)	$272,330	$351,871

Twelve Months Ended December 31, 2014
	Operating income (loss)	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Aria	$(34,515)	$—	$12,858	$264,447	$242,790
Vdara	(15,103)	—	155	40,636	25,688
Crystals	16,384	—	202	26,867	43,453
Mandarin Oriental	(13,349)	—	44	18,333	5,028

Resort operations	(46,583)	—	13,259	350,283	316,959
Residential operations	7,835	—	1,115	428	9,378
Development and administration	(75,727)	—	47,540	215	(27,972)

	$(114,475)	$—	$61,914	$350,926	$298,365

CITYCENTER HOLDINGS, LLC

SUPPLEMENTAL DATA - HOTEL STATISTICS

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Aria
Occupancy%	90.2%	91.1%	92.3%	92.9%
ADR	$235	$217	$233	$217
REVPAR	$212	$198	$215	$202
Vdara
Occupancy%	86.7%	87.8%	91.7%	92.0%
ADR	$202	$177	$189	$174
REVPAR	$175	$155	$173	$160